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                                 Geology Report

                                       On

                               GARNET CREEK Claims

              Harrison Lake Nickel Copper Massive Sulphide Project


                                Northing       5477500 m
                                Easting         597500 m


             Longitude 121(0) 34' W              Latitude 49(0) 26' N





                                   UTM Zone 10


                              Map Sheets M092H0 42


                                       For


                              Blast Resources Inc.
                           Suite 717 -165 LaRose Ave.
                           Etobicoke, Ontario M9P 3S9

                                    Geologist

                            George Nicholson, P.Geo.

                                Date: July, 2004

Table Of Contents

                                                                                              Page
Table Of Contents................................................................................2

List Of Figures..................................................................................3

1.   Summary.....................................................................................4

2.   INTRODUCTION................................................................................5

         2.1      Disclaimer.....................................................................5

3.   PROPERTY DESCRIPTION AND LOCATION...........................................................6

4.   ACCESS, CLIMATE, LOCAL RESOURCES AND INFRASTRUCTURE.........................................7

5.   HISTORY.....................................................................................8

6.   RECENT EXPLORATION WORK....................................................................10

7.   GEOLOGICAL SETTING.........................................................................10

         7.1      Regional Geology..............................................................10

8.   DEPOSIT TYPE...............................................................................12

         8.1      Pacific Nickel Mine Geology (as summarized from A. Aho, 1956).................12

9.   PROPERTY GEOLOGICAL SETTING................................................................14

         9.1      Harrison  Lake Property Geology...............................................14

10.  GEOPHYSICS.................................................................................14

         10.1     Regional Geophysics...........................................................14

         10.2     Geophysics of Claims..........................................................15


11.  REGIONAL GEOCHEMISTRY......................................................................15

12.  CONCLUSIONS................................................................................16

13.  RECOMMENDED PROGRAM........................................................................17

14.  BUDGET.....................................................................................17

         Budget - Phase I.......................................................................17

         Budget - Phase II......................................................................20


17.  Statement Of Qualifications................................................................19

18.  References.................................................................................20

Appendix 1:  Regional Showings..................................................................22


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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 2

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List Of Figures

                                                                  Following page
                                                                  --------------

         Figure 1:      Property Location Map................................6

         Figure 1a:     Property Geology and Claim Map.......................7

         Figure 2:      Regional Geology....................................10

         Figure 3:      Regional Geophysics.................................14

         Figure 4a:     Regional Geochem Copper.............................15

         Figure 4b:     Regional Geochem Nickel.............................15








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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 3

1.       Summary

         The Pacific Nickel Mine located in Southwestern BC near Hope was a very significant producer of copper and nickel from an ultramafic intrusive geologic environment. As one of the largest Canadian sources of these metals outside of Sudbury, Ontario and Thompson, Manitoba, the lack of exploration in this area makes it a unique underdeveloped mineral belt that requires a concerted exploration program that should include geological mapping; silt, soil and rock sampling, thin section analysis, and airborne geophysics followed by diamond drilling.


         There is tremendous similarity and coincident features in the rock types and geophysical imprint between the geology of the Pacific Nickel Mine area and the ultramafic belt extending to the northwest and south west from it. It is evident from the public and private record that this belt has not been subjected to detailed recent exploration until now with numerous exploration companies initiating large scale programs. Research into the mine area has provided some excellent exploration features that should be looked for on the unexplored area.


          It is recommended that a Phase I program of geological mapping, sampling and prospecting be undertaken to further define areas of potential interest. This will cost some $5000 along with an additional $5000 of further geological investigation will complete Phase II.



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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 4

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2.       INTRODUCTION

         Following all the activity and after careful research for local potential for Pd-Pt deposits, Blast Resource Inc. focussed on the Pacific Nickel Mine, 7 kilometres north of Hope, BC which was the fourth most productive Nickel-Copper area of Canada (After Sudbury, Ontario; Thompson, Manitoba; and Lynn Lake, Manitoba).


         The claims, which are the subject of this report were prospected, sampled and staked Blast Resource Inc. acquired a 100% interest in them.


2.1      Disclaimer

         This report was initiated by the President of Blast Resource Inc. to evaluate the area of the claims and to recommend an exploration program to develop its mineral prospects and to be filed with the appropriate regulatory bodies.


         In order to write the report, old mine data and geological reports were compiled and geologists and mine personnel who were present during the active mining operations in the region from 1958 to 1974 were interviewed.



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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 5

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3.       PROPERTY DESCRIPTION AND LOCATION

         The Property is located east of Harrison Lake and northwest of Hope in south-western British Columbia (Figure 1, UTM Zone 10, Map Sheets M092H0 43) and has recently been further opened by logging operations which provide new access to the region. This has enabled the claims to be staked and made accessible for prospecting. Permitting for initial exploration work has already been obtained.


         The entire Property consists of 6 unpatented mineral claims staked and recorded by two post claims are contiguous. The complete list of claims delineating the interests Blast Resource Inc. is found below and the claims are displayed on Figure 1a.


                       Table 1. Blast Resource Inc.Claims

-----------------------------------------------------------------------------------------------------------------------------

    Claim Name        Units       Record #      Expiry Date             Map Sheet                Locator       Agent for: *
-----------------------------------------------------------------------------------------------------------------------------
      GARN 1            1          411676         Jun24/05               MO92H042           L.Stephenson           self
-----------------------------------------------------------------------------------------------------------------------------
      GARN 2            1          411677         Jun24/05               MO92H042           L.Stephenson           self
-----------------------------------------------------------------------------------------------------------------------------
      GARN 3            1          411678         Jun24/05               MO92H042           L.Stephenson           self
-----------------------------------------------------------------------------------------------------------------------------
      GARN 4            1          411679         Jun24/05               MO92H042           L.Stephenson           self
-----------------------------------------------------------------------------------------------------------------------------
      GARN 5            1          411680         Jun24/05               MO92H042           L.Stephenson           self
-----------------------------------------------------------------------------------------------------------------------------
      GARN 6            1          411681         Jun24/05               MO92H042           L.Stephenson           self
-----------------------------------------------------------------------------------------------------------------------------


       TOTAL            6          UNITS


In British Columbia, each unit equals 25 hectares.

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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 6

         All claims staked in British Columbia require $100 worth of assessment work to be undertaken in Year 1, followed by $200 per claim per year thereafter. There are no known environmental concerns or parks designated for any area contained within the claims. Harrison Lake is used extensively for recreational pursuits however it has no official designation. The property has no encumbrances. As advanced exploration proceeds there may be bonding requirements for reclamation.


         The claims lie southwest of the Pacific Nickel Mine leases (Figure 3). There is virtually nothing remaining at the old site as final reclamation has been completed. The tailings have grass and trees growing on the roads have been reclaimed, all buildings and structures are gone with only cement foundations remaining; and all underground operations and open pits are closed off. Blast Resource has acquired outright, a 100% interest in the property for a cash payment of $2,500 Cdn.


4.       ACCESS, CLIMATE, LOCAL RESOURCES AND  INFRASTRUCTURE

         Access to the Property is from well maintained logging roads on the south sides of the Property, from the town of Agassiz, British Columbia (Property Location: Figure 1). The area has been permitted for mining in the past and a major power line passes by the claims. The author had no difficulty accessing the claim blocks along any of the drainage road networks covered by the claims with 4-wheel drive truck.


         Topography is rugged rising from Harrison Lake at under 200 metres to the top of Settler Peak at over 1800 metres. The valleys are steep sided coastal alpine mountain type with typical rain forest vegetation

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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 7
         of the coastal ranges of British Columbia. There is a mix of cedar, hemlock, spruce trees with alder, willow and cottonwood on old roads and poorly drained areas. Undergrowth brush is typical with salal, devil's club and assorted berry bushes. Climate is also typical of the lower mainland area and is such that the lower and middle elevations will be workable year round with little difficulty. Higher ground may require snow machines or similar track mounted vehicles. The most snow observed on roads while staking was 2 metres in late January.


         All the major river drainages flow year round as do many subsidiary creeks. Harrison Lake is an active logging region with plenty of heavy equipment and operators available for hire. Most live in Harrison, Agassiz, Mission, Chilliwack or Hope. All these population centres totalling almost 50,000 people are within a one hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. Drilling companies are present in communities nearby while assay facilities are located in Vancouver.

5.       HISTORY

         The first indications of a significant ore zone in the region were discovered in 1923 along the Stulkawhits Creek and by 1926 the BC Nickel Company had been formed to develop the prospect. Subsequent exploration through the 1920's and 1930's discovered the main open pit Pride of Emory zone and led to initial mine development and bulk testing. By 1936 a 22.7 ton sample from the 1600 level was reported carrying 2.74 grams per tonne Pd and Pt and 0.68 grams per tonne Au while earlier samples were reported 3.98 grams per ton Pt and Pd and
         7.89 grams per ton Au. Further work was curtailed by the Second World War and it was not until the 1950's that additional exploration and development work was completed. Reserves from this work were reported by A. Aho in 1954 to be 1.8 million tons. Full scale production was achieved in 1958/59 by Pacific Nickel Mines Ltd.

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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 8

         From 1959 to the curtailment of operations in 1974 a total of 4.2 million tonnes of ore was mined and milled at the Pacific Nickel Mine with a mill grade of 0.77 % Ni and 0.34% Cu with "reported grades" of Pt and Pd in the 0.6 grams per ton range. The average for the ore pods listed in government records were 1.19% Ni and 0.46% Cu. Only minor values of the platinum group minerals were "reported" from the smelter but in addition to the values reported above one sample from the "1500" pod reported 2.85 grams per tonne Pt and 4.94 grams per tonne Pd (the sample type and description is not available). The 0.1% Co grade was not paid for initially and payment for the 1% Cr is unknown. The value of only the Ni/Cu ore recovered in today's prices would be in excess of $455 million US.


         In 1974/75 Giant Mascot - the successor company to Pacific Nickel Mines
         - embarked on a limited exploration program of the ultramafic belt to the north and west of the mine area and of the intrusive Spuzzum Diorite. A regional contour soil, stream sediment survey was completed. Access was limited and Giant Mascot concentrated on the stream sediment anomaly to the west of the mine area defining a resource of 100 million tonnes grading 0.22% Ni and 0.22% Cu. This resource figure is reported in government publications but has no technical data available and parameters on its calculation, therefore it is regarded as speculative.


         The area has been surveyed by a Geological Survey of Canadian airborne magnetic survey (1972), which highlights the mine area as a distinct magnetic anomaly. Various magnetic high anomalies were not investigated at that time and most have been covered by the current staking. No regional government geological mapping party has detailed the area. A government regional geochemistry survey has been completed and the data corresponds favourably within the staked claims and the mine site. More specifically, the drainages covered by the Property all report indicator minerals (Cu, Ni, Co, Cr) in the 50th -95th percentile. This is similar to the mine site drainage.


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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 9

6.       RECENT EXPLORATION WORK

         Since the commencement of staking of the Harrison Lake area numerous companies have been engaged in determining access, prospecting and preliminary geological inspection of the property and the old mine area. Although no definitive mapping has been completed, general observations and several rock samples were taken during the initial program on the adjacent properties.


7.       GEOLOGICAL SETTING

7.1      Regional Geology

         The Harrison Lake area of the ultramafic belt is part of the Coastal Plutonic Sequence between the major suture structure along the Fraser River, located 8 to 15 kilometres to the east and the geological province of Wrangallia - which it represents as the eastern most portion - to the west. This terrain is highly metamorphosed as the contact zone of the Wrangallia geologic province where it was being rafted on to the North American Craton (Figure 2).


         The ultramafic belt as mapped by the Geological Survey of Canada is a continuous unit that extends from the Pacific Nickel Mine re-emerging from the Spuzzum Diorite Intrusive and swinging north through Settler Mountain and beyond towards Breckenridge Mountain and Glacier approximately 80 kilometres to the north. The belt is between one to over five kilometres wide and intrudes the very sulphide rich

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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 10
         metasedimentary rocks equivalents of the Chilliwack Formation (Carboniferous or Permian age). These metasedimentary rocks are marked by the rusty character that is associated with distinctive sulphide gossan throughout the area.


         The Spuzzum Diorite borders the entire east side of the ultramafic belt as mapped by regional government geologists, separating the metasedimentary (Chilliwack) rocks located along the Fraser River to the east. The medium grained diorite appears to be relatively homogeneous in composition with finer grained and coarser grained phases. The felspar quartz hornblende composition was recorded and observed in outcrop and boulders with an anorthosite phase noted in one area. That felsic phase of the ultramafic belt has not been delineated to any extent or specifically traced and its size and relationship to both the other ultramafics and diorite remains unknown.


         Metasediment (Chilliwack equivalents) assemblages are recorded along the west side of the ultramafic belt between it and Harrison Lake. As well, various granitic intrusions are reported in the region, probably related to the Coastal Igneous plutonic rocks.



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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 11

8.       DEPOSIT TYPE

8.1      Pacific Nickel Mine (as summarized from A. Aho, 1956)

         As the most comprehensive and proximal exploration model, the Pacific Nickel Mine is a guide to what should be looked for in the recommended exploration program.


         The area of the mine is hosted within ultramafic rocks with xenoliths of metasediments within the diorite.


         The ultramafics have hornblendite reaction zones up to 100 metres in contact with the diorite and appear to represent several pulses of intrusive. The ultramafic rocks contain minimal to no feldspar and the mafic mineral (olivine, bronzite, augite and hornblende) textures suggest recrystallization.


         The main structural trend of the ore zones is N75(Degree)W, which is parallel to the internal structure of the diorites, the internal arrangement of the ultramafics and the southwest contact of them. It reflects the possible presence of an older structure of weakness that could be responsible for the introduction of the ultramafic body.


         In 1956 Aho reported that the grade of the recovered ore averaged 1.4% Ni, 0.5 % Cu, 1 % Cr, and 0.1% cobalt with 0.02 ounces per ton Au and
         0.01 opt platinum metals occurring mainly with sulphides as pyrrhotite, pentlandite and chalcopyrite. Magnetite appears to be an integral part of the sulphide system and with olivine forms cores of the sulphide grains. Pyrite appears to be a later replacement of the pentlandite and in stringers within the ore.

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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 12

         Supergene alteration minerals of limonite, chalcocite, covellite, violarite, melanterite and morenosite were noted in the ore zones. Their extent outside of the ore was not noted but possibly excludes them from being a significant exploration factor.


         Disseminated   sulphide   mineralization   is  found   mostly   in  the
         southwestern half of the main ultramafic body and the smaller subsidiary ultramafic bodies to the south and southwest. The peridotites and olivine pyroxenites appear to be the best mineralized with the former being the most prolific especially near the margins.


         Uralitization is widespread throughout the complex represented by actinolitic alteration and steatitization . Serpentinization up to 50% accompanies the uralization in some of the peridotites and along the cleavages and grain boundaries in most of the peridotites and olivine pyroxenites, forming deeply weathered soft crumbly rocks. Hornblendization has also been recognized in association with structure and intrusive contacts.

         All the alteration features are closely related to structures (joints and faults) and contacts (dykes and intrusives).

         The main mineralized zone trends approximately 285(0) with a plunge or dip steeply to the north. Most of the visible fractures are post ore. Later work identified four main fault trends; 310(0)-315(0) dipping 50(0)-70(0) northeast; 15(0)-30(0) dipping 70(0) to either the southeast or northwest; 350(0)-10(0) dipping 55(0) to either the east or west; and 330(0) - 30(0) dipping 20(0)-30(0) to either the east or west.

         The intersection of the first two fault trend sets has been concluded to be the control of the ore zones deposition. Tectonic and intrusive breccia was found to be spatially related to several of the ore pods.

         Twenty-six pods of massive sulphide were mined during the history of the operating mine ranging in size from 3,000 tons to 807, 000 tons. The shoots were described as steeply dipping circular to ellipsoid in shape around the long axis of the structure and are 100 feet or more in diameter with their depth extent 5 to 10 times that measure.


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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 13

9.       PROPERTY GEOLOGICAL SETTING

9.1      Garnet Creek Property Geology

         The property is accessible by road up Garnet Creek. The geology of the area of the Property is based on preliminary identification of some outcrops and interpreting the regional mapping completed by the government as it relates to the claim areas (Figure 1a). New road cuts investigated by the author displayed a complex sequence of intrusives and ultramafic dykes requiring follow-up.


         Ultramafic units and the Cogburn and Settler Schist and Intrusive units were identified on the claims by prospecting and initial geological mapping. It was noted that these units are all related to the mineralization at the B.C. Nickel Mine. Ultramafic boulders were identified and the sources of these boulders are juxtaposed so that they cannot be related to Pacific Nickel Mine and therefore represent potentially new mineralized areas.


10.      GEOPHYSICS

10.1     Regional Geophysics

         The area of the claims has been covered by a Geological Survey of Canada airborne magnetometer survey (Figure 3), which highlighted certain broad, highly anomalous magnetic features. These magnetic

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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 14

         "thumb print" features are very similar to the "thumb print" signature related to that found immediately north of the Pacific Nickel mine area. The ore pods of the Pacific Nickel Mine are located along the southern edge of the elliptical magnetic anomaly associated with the mine area's ultramafic intrusion. Therefore, a logical initial exploration approach has been to follow-up in these areas with similar geophysical imprints in the area of the claims.


10.2     Geophysics of Claims

         No ground geophysical surveying has been reported for the Property.


11.      REGIONAL GEOCHEMISTRY

         Regional government stream sediment geochemical surveying was completed which identifies the Property as an area of very anomalous base metal and indicator values. It should be noted that anomalous values, including those near the mine, appear to correlate with the magnetic highs identified in the 1972 government airborne geophysical survey.


         National geochemical reconnaissance surveys completed by the Geological Survey of Canada and the British Columbia Ministry of Energy Mines and Petroleum Resources on stream sediment samples have published values in Cu, Ni, Co, and Cr for the drainages of the Property that consistently identify the region in the 70-90th percentile of anomalous samples (Figures 4a & 4b).

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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 15

12.      CONCLUSIONS

         The Harrison Lake ultramafic belt provides a very attractive exploration prospect for platinum group and Ni/Cu mineralization. The belt has not been subjected to exploration for at least 25 years despite hosting one of British Columbia's most profitable Ni/Cu/Pt/Pd mines and Canada's fourth largest mining area of these metals to date, following only the prolific Sudbury, Ontario, Thompson and Lynn Lake, Manitoba areas.


         Preliminary exploration and research has identified the high potential of this ultramafic belt when compared to the ultramafic terrane that hosts the Pacific Nickel Mine. Locally the ultramafic rocks of the Property are very similar to those found at the Pacific Nickel Mine and could have significant areas of mineralization.


         It is concluded that detailed exploration as recommended could locate further mineralized zones. This exploration will ascertain the various rock units and silt sampling, rock and soil geochemistry, will help evaluate the potential of the property. It is apparent that the belt of ultramafic rocks presently being explored represents a unique situation: there exists a mine model, superb road access and a good base information . Further work is warranted.

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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 16

15.      RECOMMENDED PROGRAM

         A detailed program (Phase I) of geological review and exploration is proposed to develop a detailed geological base model for the claims.


         Both Phase I and Phase II are necessary to complete the initial evaluation of the Property and to select drill targets (Phase III).


16.      BUDGET

         The initial phase of exploration for the claims will consist of detailed geological mapping of all roads within and buttressing the claims and silt sampling of every drainage or draw (soil sampling if necessary). This work is important in establishing the base and anomalous geochemical values and the structural implication of the drainages as faults or contacts.


         The Phase I budget will cover detailed geological  mapping;  silt (soil
         if  necessary)   geochemical   sampling  of  defined   drainages;   and
         prospecting. It is estimated to cost $5,000 as described below.

Budget - Phase I
         1.       Senior Geologist         4 days @ $500/day                   $  2,000
         2.       Geological technician    4 days @ $250/day                   $  1,000
         3.       Equipment rental         1-4 wheeldrive vehicles @$85/day    $    340
                                            Fuel, Food, Field Supplies         $    800
                                            Assays   15 @ $20 each             $    300
                                            Report                             $    500
                                            Filing Fees                        $     60
                                                                             ----------
         Subtotal                                                              $  5,000

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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 17

Phase II

1.       Follow-up Geochem and Detailed Geology sampling              $   3,000

2.       Assays 75 @ $20 per assay                                    $   1,500

3.       Contingency                                                  $     500

         GRAND TOTAL - Phase I                                        $   5,000





















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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 18

17.      Statement Of Qualifications

         I, George E. Nicholson, of 21910 - 61st Avenue, Langley, British Columbia hereby certify that:

         1. I am a graduate of the University of British Columbia with a degree in Geology (B.Sc., 1986);

         2. I have practiced my profession as a Geologist continuously since graduation;

         3.       I am a director of Garex International Exploration Corp.;

         4. I am a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia (No. 19796);

         5.       I am a Fellow of the Royal Geographic Society (No. 423161);

         6. There are no material facts or material changes in the subject matter of this report that would mislead the reader;

         7. I have no interest, direct or indirect, in the properties or common shares of Blast Resources Inc., nor do I expect to receive any;

         8. I have been involved in exploration of Harrison Lake and surrounding ground since claim acquisition commenced;

         9.       I have read National Policy Instrument 43-101 and Form 43-101
                  F1 and this technical report has been prepared in   accordance
                  with this policy and form; and,

         10. I hereby grant my permission for Blast Resources Inc. to use this Report for any corporate use normal to their business.

                  DATED at Vancouver, British Columbia this 4th day of February, 2005.


                  /s/ George E. Nicholson
                  ------------------------------------
                  George E. Nicholson, P.Geo., FRGS



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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 19

18.      References

         Aho, A. "Geology and Genesis of Ultramafic Nickel Copper Pyrrhotite Deposits at the Pacific Nickel Property, Southwestern British Columbia": Economic Geology, v 51 p444 - 481


         Minefile Capsule Geology and Bibliography; 092HNW041;    092HNW 040;
                                    092HNW 045;  092HNW058;  092HNW  070;
                                    092HNW073;   092HNW076;   092HSW004;
                                    092HSW081


         Ministry of Energy, Mines and Petroleum Resources , British Columbia;
                                    Open File Report 1990-27 p43 -47


         Vining, Mark R.            Regional Setting of Giant Mascot Mine
                                    (92H/5W, 6E) Geological Fieldwork 1975
                                    Paper1976 -1  p 49-52


         Monger, J.W.H.             Hope Map Area, West Half (92HW1/2) British
                                    Columbia, q Geological Survey  of Canada,
                                    Paper 69-47, Pages 63-64


         Ministry  of Energy,  Mines and  Petroleum Resources, British Columbia;
                                    various presentation notes and slides on the BC Nickel Mine


         Schroder, T.               Ministry of Energy, Mines and Petroleum
                                    Resources, British Columbia; District
                                    Geologist, pers. Communication


         Christopher, P.            Consultant; Pers. Communication. From his
                                    work "Giant Mascot Mine," Geological
                                    Fieldwork 1974 Paper 1975-2 pages 17-21

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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 20

         Ministry of Energy , Mines and Petroleum Resources , British Columbia;
                                    Summary - Giant Mascot(Pacific Nickel,
                                    British Columbia Nickel) 1986-87 p 30-33


         Department                 of Energy,  Mines and Resources,  Geological
                                    Survey of Canada; Open File 2948a - Tectonic
                                    Assemblage Map of Vancouver Open File 2490 -
                                    Guide to the Geology and Tectonic  Evolution
                                    of the  Southern  Coast  Mountains  -  1994,
                                    Preliminary  Map - Terranes of the  Southern
                                    Coast  and   Intermontane   Belts,   British
                                    Columbia  1994,  Journeay  J. M. and Monger,
                                    J.W.H Geology Maps 12 -1969; 1386A; 41 -1989
                                    Aeromagnetic   Maps:  8534G  Harrison  Lake;
                                    8538G -Hope;  8539G Mount  Urquahart;  8540G
                                    Scuzzy Mountain;  8535G Spuzzum,  RGS 1994 -
                                    Hope Regional Geochemical Survey, RGS 39


         Clarke W.E (1969)          Geology and Ore Control, Giant Mascot Mines
                                    Ltd. Western Miner, Volume 42 #6 p. 41-46
                                         -----------------------------------



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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 21

Appendix 1:  Regional Showings

------------------------------------------------------------------------------------------------------------------------------
    Number               Names              Status        Commodities        NTS/Maps      Lat/Long.         Deposit Types
------------------------------------------------------------------------------------------------------------------------------
    092HNW001             GEM,            Developed        Molybdenum        092H12E      49 42 42 N     Porphyry Mo (Low F-
                          MEG,             Prospect          Copper                       121 43 11 W           type)
                          HLM,            Inventory           Zinc
                          SASH,             Report          Tungsten
                      BAILEY GROUP                           Bismuth
------------------------------------------------------------------------------------------------------------------------------
    092HNW006             WREN             Showing            Gold           092H12E      49 44 03 N
                                                                                          121 43 24 W
------------------------------------------------------------------------------------------------------------------------------
    092HNW020          QUEEN MINE,         Prospect          Silver          092H11W      49 34 34 N
                      QUEEN (L.63)                            Gold                        121 26 48 W
------------------------------------------------------------------------------------------------------------------------------
    092HNW028          YALE CREEK          Showing         Sillimanite       092H11W      49 34 00 N     Kyanite-sillimanite
                                                                             092H12E      121 30 00 W          schists.
------------------------------------------------------------------------------------------------------------------------------
    092HNW030          PROVIDENCE       Past Producer         Gold           092H12W      49 37 19 N       Au-quartz veins.
                        (L.1737),         Production         Silver                       121 56 56 W     Epithermal Au-Ag:
                       SILVER BELL          Report                                                         low sulphidation
                        (L.1738),
                       ELIZABETH 1
------------------------------------------------------------------------------------------------------------------------------
    092HNW040              AL              Showing           Copper          092H12E      49 33 22 N          Tholeiitic
                                                             Nickel                       121 43 05 W      intrusion-hosted
                                                                                                                Ni-Cu
------------------------------------------------------------------------------------------------------------------------------
    092HNW041              OX,             Showing           Copper          092H12E      49 30 39 N           Fe skarn
                         SCUZZY,                              Gold                        121 38 44 W         Cu skarn.
                         SCRUNGY                             Silver                                           Au skarn.
------------------------------------------------------------------------------------------------------------------------------
    092HNW044             PIPE,            Showing           Copper          092H11W      49 36 30 N     Porphyry Mo (Low F-
                          JAY,                             Molybdenum                     121 27 49 W           type).
                      SAWMILL CREEK                           Zinc
------------------------------------------------------------------------------------------------------------------------------
    092HNW045        SETTLER CREEK,        Showing           Nickel          092H12E      49 33 39 N          Tholeiitic
                           NI,                               Copper                       121 39 19 W      intrusion-hosted
                         ZONE 4                                                                                 Ni-Cu.
------------------------------------------------------------------------------------------------------------------------------
    092HNW046           CITATION,          Showing           Nickel          092H11W      49 30 53 N          Tholeiitic
                      MORGAN GROUP                           Copper                       121 27 08 W      intrusion-hosted
                                                              Zinc
------------------------------------------------------------------------------------------------------------------------------
    092HNW057         GORDON CREEK         Showing          Asbestos         092H11W      49 32 52 N      Ultramafic-hosted
                        ASBESTOS                            Chromium                      121 27 01 W         asbestos.
                                                                                                          Podiform chromite.
------------------------------------------------------------------------------------------------------------------------------
    092HNW058         HARRISON LAKE        Showing          Asbestos         092H12E      49 32 20 N      Ultramafic-hosted
                        ASBESTOS                                                          121 44 12 W         asbestos.
------------------------------------------------------------------------------------------------------------------------------
    092HNW064             HOPE             Showing          Graphite         092H12W      49 30 50 N       Microcrystalline
                                                                                          121 45 42 W         graphite.
                                                                                                          Crystalline flake
                                                                                                               graphite
------------------------------------------------------------------------------------------------------------------------------
    092HNW070          NORTH FORK          Prospect          Copper          092H12E      49 34 33 N        Besshi massive
                                                              Zinc                        121 44 50 W       sulphide Cu-Zn
                                                             Silver
                                                              Gold
------------------------------------------------------------------------------------------------------------------------------
    092HNW073         COGBURN CREEK        Showing           Kyanite         092H12E      49 34 13 N     Kyanite-sillimanite
                                                           Sillimanite                    121 39 30 W          schists
------------------------------------------------------------------------------------------------------------------------------
    092HNW076             JASON            Showing           Nickel          092H12E      49 32 56 N          Tholeiitic
                                                             Copper                       121 41 35 W      intrusion-hosted
                                                            Chromium                                            Ni-Cu.
------------------------------------------------------------------------------------------------------------------------------
    092GNW071         RAVEN BLACK,      Past Producer        Granite         092G12W      49 36 00 N      Dimension stone



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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 22

------------------------------------------------------------------------------------------------------------------------------
    Number               Names              Status        Commodities        NTS/Maps      Lat/Long.         Deposit Types
------------------------------------------------------------------------------------------------------------------------------
                    GRANITE CREATIONS                    Dimension Stone     092G12E      121 37 00 W          granite.
                                                          Building Stone
------------------------------------------------------------------------------------------------------------------------------
    092HSW004        PRIDE OF EMORY,    Past Producer        Nickel          092H05E      49 28 30 N          Tholeiitic
                     PRIDE OF EMORY       Production         Copper          092H06W      121 30 46 W      intrusion-hosted
                        (L.793),            Report           Cobalt                                             Ni-Cu
                     PRIDE OF EMORY       Inventory           Gold
                          MINE,             Report           Silver
                      GIANT NICKEL,                         Chromium
                     PRIDE OF EMORY                         Platinum
                      NO.2 (L.794),                         Palladium
                       DISCOVERY,                             Zinc
                      GIANT MASCOT,
                      B.C. NICKEL,
                     PACIFIC NICKEL,
                     WESTERN NICKEL,
                         ZOFKA,
                    GIANT NICKEL MINE
------------------------------------------------------------------------------------------------------------------------------
    092HSW024          IDEAL GOLD          Showing           Copper          092H06W      49 25 09 N       Au-quartz veins.
                                                              Gold                        121 26 16 W
                                                             Silver
------------------------------------------------------------------------------------------------------------------------------
    092HSW081              NI,             Prospect          Nickel          092H05E      49 29 49 N          Tholeiitic
                         NI 752,                             Copper                       121 39 28 W      intrusion-hosted
                           AL,                                                                                  Ni-Cu.
                           OX,
                          COG,
                         COGBURN
------------------------------------------------------------------------------------------------------------------------------
    092HSW082            SWEDE,            Showing           Nickel          092H06W      49 26 00 N          Tholeiitic
                          BEA,                               Copper                       121 29 56 W      intrusion-hosted
                          GIANT                                                                                 Ni-Cu
------------------------------------------------------------------------------------------------------------------------------
    092HSW093       STAR OF EMORY 3,    Past Producer        Nickel          092H05E      49 28 08 N          Tholeiitic
                     PRIDE OF EMORY,                         Copper                       121 32 16 W      intrusion-hosted
                   GIANT NICKEL, STAR                       Chromium                                            Ni-Cu
                   OF EMORY (L.1414),                         Gold
                       BRUNSWICK,                           Platinum
                      GIANT MASCOT                          Palladium
------------------------------------------------------------------------------------------------------------------------------
    092HSW125         CHOATE, GIANT     Past Producer        Nickel          092H06W      49 29 02 N          Tholeiitic
                      NICKEL, GIANT                          Copper                       121 29 00 W      intrusion-hosted
                         MASCOT                             Chromium                                            Ni-Cu.
                                                             Cobalt
-------------------------------------------------------------------------------------------------------------------------------
    092HSW138          GOLDEN BEAR         Showing           Copper          092H05W      49 28 37 N      Porphyry Cu +/- Mo +/-
                                                           Molybdenum        092H05E      121 45 17 W             Au
                                                                                             SKARN
-------------------------------------------------------------------------------------------------------------------------------
    092HSW143          ZOFKA RIDGE         Showing         Sillimanite       092H05E      49 27 00 N     Kyanite-sillimanite
                                                             Garnet                       121 31 00 W          schists
-------------------------------------------------------------------------------------------------------------------------------


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HARRISON LAKE MASSIVE SULPHIDE PROJECT            PAGE 23